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                                  EXHIBIT 10.19

                                SYMMETRICOM, INC.

                      CHANGE OF CONTROL RETENTION AGREEMENT

     This CHANGE OF CONTROL RETENTION AGREEMENT (the "Agreement") is made and entered into by and between THOMAS W. STEIPP (the "Executive") and SYMMETRICOM, INC. (the "Company"), effective as of the latest date set forth by the signatures of the parties hereto below (the "Effective Date").

                                    RECITALS
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     A. It is expected that the Company from time to time will consider the possibility of an acquisition by another company or other change of control. The Board of Directors of the Company (the "Board") recognizes that such consideration can be a distraction to the Executive and can cause the Executive to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company.

     B. The Board believes that it is in the best interests of the Company and its stockholders to provide the Executive with an incentive to continue his employment and to motivate the Executive to maximize the value of the Company upon a Change of Control for the benefit of its stockholders.

     C. The Board believes that it is imperative to provide the Executive with retention/severance benefits following a Change of Control which provides the Executive with enhanced financial security and provides incentive and encouragement to the Executive to remain with the Company notwithstanding the possibility of a Change of Control.

     D. Certain capitalized terms used in the Agreement are defined in Section 5 below.

     The parties hereto agree as follows:

1.   Term of Agreement. This Agreement shall terminate on the date that all
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obligations of the parties hereto with respect to this Agreement have been satisfied.

2.   Coordination with Employment Agreement. Prior to a Change of Control,
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payments, if any, to Executive upon termination of employment shall be determined in accordance with the Employment Agreement between Executive and Company, dated July 1, 2001. After a Change of Control, payments to Executive upon termination of employment shall be determined in accordance with this Agreement.

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3.   Change of Control Retention/Severance Benefits.
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     (a)  Involuntary Termination other than for Cause, Death or Disability or
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          Voluntary Termination for Good Reason Within 24 Months Following A
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          Change of Control. If Executive's employment with the Company
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          terminates within twenty four (24) months following a Change of
          Control by virtue of (A) an involuntary termination by the Company other than for Cause, (B) Executive's death or Disability, or (C) a Voluntary Termination for Good Reason, then the Company shall provide Executive with the following benefits:

          (i)   Base Salary and Target Bonus Payment. Within thirty (30) days
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                of the triggering event, pay Executive a lump sum equal to three (3) times the sum of (A) Executive's annual base salary as in effect as of the date of such termination, and (B) 100% of Executive's Target Bonus for the year prior to the year in which the payment occurs;

          (ii)  Equity Compensation Vesting. Immediately and fully vest
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                Executive's outstanding stock options and shares of stock, if any, subject to restricted stock purchase agreements;

          (iii) COBRA and Life Insurance. Provide to Executive, upon his
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                termination of employment with the Company, one hundred percent
                (100%) Company-paid health, dental, vision and life insurance coverage at the same level of coverage as was provided to Executive immediately prior to the date of termination (the "Company-Paid Coverage"). If such coverage included the Executive's dependents immediately prior to the date of termination, such dependents shall also be covered at Company expense. Company-Paid Coverage shall continue until the earlier of (x) the end of the eighteenth (18th) month following the month in which the date of termination occurred, or (y) the date that the Executive and his dependents become covered under another employer's group health, dental, vision and life insurance plans that provide Executive and his dependents with comparable benefits and levels of coverage. For purposes of Title X of the Consolidated Budget Reconciliation Act of 1985 ("COBRA"), the date of the "qualifying event" for Executive and his dependents shall be the date upon which the Company-Paid Coverage terminates.

     (b)  Voluntary Resignation; Termination for Cause. If the Executive's
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          employment terminates by reason of the Executive's voluntary resignation (and is not a Voluntary Termination for Good Reason), or if the Executive is terminated for Cause, then the Executive shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company's then existing severance and benefits plans or pursuant to other written agreements with the Company, except that Executive shall receive the Company-Paid Coverage if he remains employed with the Company for twelve (12) months following a Change of Control.

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     (c)  Termination After the Twenty Four Month Period Following a Change of
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          Control. In the event the Executive's employment is terminated for any
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          reason after the twenty four (24) month period following a Change of
          Control, then the Executive shall be entitled to receive severance and any other benefits only as may then be established under the Company's existing severance and benefits plans or pursuant to other written agreements with the Company.

4.   Taxation of Severance Benefits. In the event that the benefits provided for
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in this Agreement or otherwise payable to the Executive constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and will be subject to the excise tax imposed by
Section 4999 of the Code, then Company shall pay Executive an amount ("Gross-Up Payment") such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes and excise tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the excise tax imposed upon the Payments. Unless the Company and Executive otherwise agree in writing, any determination required under this Section 5 shall be made in writing by independent public accountants agreed to by the Company and Executive (the "Accountants"), whose determination shall be conclusive and binding upon Executive and the Company for all purposes. For purposes of making the calculations required by this Section 5, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 5. The Company shall bear all costs the Accountants may reasonable incur in connection with any calculations contemplated by this Section 5.

5.   Definition of Terms. The following terms referred to in this Agreement
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shall have the following meanings:

     (a)  Cause. Termination shall be for "Cause" if:
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          (i)  Executive grossly neglects significant duties he is required to perform or egregiously violates a material written policy of Company, other than as a result of incapacity due to physical or mental illness, and, after (A) being warned in writing, and (B) having had a reasonable opportunity to cure (the length of such cure period to be determined by taking into account the nature of the conduct resulting in the warning, but in no event to be less than 30 days), continues to grossly neglect such duties or egregiously violate the specified Company policy;

          (ii) Executive commits a material act of dishonesty or fraud; or

          (iii) Executive is convicted of any serious felony.

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     (b)  Good Reason. "Good Reason" means any one or more of the following:
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          (i)   a significant reduction in Executive's title, authority, duties or reporting relationships provided, however, that "Good Reason" shall not exist merely by reason of a Change of Control to the extent that after such Change of Control, Executive is the Chief Executive Officer of the Company;

          (ii) without Executive's express written consent, the relocation of Executive's principal place of employment to a location more than thirty (30) miles from Executive's current residence;

          (iii) any failure by Company or its affiliates to pay, or any reduction by Company or its affiliates of, Executive's Base Salary, incentive compensation, equity compensation, relocation assistance, or other benefits received by Executive prior to the Change of Control.

     (c)  Other than for Cause. Involuntary termination shall be "other than for
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          Cause" unless Executive is terminated for engaging in conduct described in Section 5(a).

     (d)  Change in Control. "Change in Control" means:
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          (i)   the sale, lease, conveyance or other disposition of all or substantially all of the Company's assets as an entirety or substantially as an entirety to any person, entity or group of persons acting in concert;

          (ii) any transaction or series of related transactions that results in any Person (as defined in Section 13(h)(8)(E) under the Securities Exchange Act of 1934) becoming the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of
                1934), directly or indirectly, of more than 45% of the aggregate voting power of all classes of common equity of the Company, except if such Person is (I) a subsidiary of the Company, (II) an employee stock ownership plan for employees of the Company or
                (III) a company formed to hold the Company's common equity securities and whose shareholders constituted, at the time such company became such holding company, substantially all the shareholders of the Company;

          (iii) a change in the composition of the Company's Board of Directors occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company);

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               (iv) the consummation of a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty-five percent (55%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation.

6.    Successors.
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      (a)  Company's Successors. Any successor to the Company (whether
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           direct or indirect and whether by purchase, merger,
           consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this Section 6(a) or which becomes bound by the terms of this Agreement by operation of law.

      (b)  Executive's Successors. The terms of this Agreement and all
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           rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

7.    Notice.
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      (a)  General. Notices and all other communications contemplated by
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           this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, one day following mailing via Federal Express or similar overnight courier service, upon facsimile transmission, after confirmation of receipt of such transmission, or as of five business days after deposit in the United States mail in a sealed envelope, registered or certified, with postage prepaid. In the case of the Executive, mailed notices shall be addressed to him at the home address that he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

      (b)  Notice of Termination. Any termination by the Company for Cause
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           or by the Executive pursuant to a Voluntary Termination for Good
           Reason shall be communicated by a notice of termination to the other party hereto given in accordance with Section 7(a) of this Agreement. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for


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          termination under the provision so indicated, and shall specify the termination date (which shall be not more than 30 days after the giving of such notice). The failure by the Executive to include in the notice any fact or circumstance which contributes to a showing of Voluntary Termination for Good Reason shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing his rights hereunder.

8.   Miscellaneous Provisions***.
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     (a)  No Duty to Mitigate. The Executive shall not be required to mitigate
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          the value of any benefits contemplated by this Agreement, nor shall any such benefits be reduced by any earnings or benefits that the Executive may receive from any other source.

     (b)  Waiver. No provision of this Agreement shall be modified, waived or
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          discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

     (c)  Entire Agreement. No agreements, representations or understandings
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          (whether oral or written, express or implied) which are not expressly set forth or referenced in this Agreement (including without limitation the Interest-Bearing Loan, the Interest Free Loan, the Change of Control Retention Agreement, the Symmetricom Executive Medical Plan) have been made or entered into by either party with respect to the subject matter hereof. This Agreement represents the entire understanding of the parties hereto with respect to the subject matter hereof. To the extent the terms of this Agreement conflict in any way with the terms of any other agreement between the Company and the Executive, the terms of this Agreement shall control.

     (d)  Choice of Law. The validity, interpretation, construction and
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          performance of this Agreement shall be governed by the laws of the
          State of California, with the exception of its conflict of laws provisions.

     (e)  Severability. The invalidity or unenforceability of any provision or
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          provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

     (f)  Counterparts. This Agreement may be executed in counterparts, each of
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          which shall be deemed an original, but all of which together will constitute one and the same document.


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     (g)  Attorneys' Fees. Company hereby agrees to pay the cost of Executive's
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          attorney's fees reasonably incurred in negotiating and documenting the terms of this Agreement. In the event of a controversy arising in connection with the interpretation or enforcement of this Agreement, the prevailing party shall be entitled to receive the cost of his or its reasonable attorney's fees from the nonprevailing party.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.


THOMAS W. STEIPP                      SYMMETRICOM, INC.


/s/ Thomas W. Steipp                  /s/ Krish A. Prabhu
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Date:  July 1, 2001                   By:       Krish A. Prabhu
       --------------------------               -----------------------------

                                      Its:      Chairman, Symmetricom, Inc.
                                                Compensation Committee
                                                Member, Board of Directors,
                                                Symmetricom
                                                -----------------------------

                                      Date:     July 1, 2001
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